Exhibit 21.1

JARDEN CORPORATION

SUBSIDIARIES OF JARDEN CORPORATION

The following are subsidiaries of Jarden Corporation as of December 31, 2015 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by the Company.

Company	State or Jurisdiction of Incorporation/Organization

A&J Plastics Limited	United Kingdom
Abu AB	Sweden
Abu Garcia AB	Sweden
Abu Garcia Pty. Ltd.	Australia
Allegre Puériculture S.A.S.	France
Alltrista Limited	Canada
Alltrista Plastics LLC (1)	Indiana
American Household, Inc.	Delaware
Application des Gaz S.A.S.	France
Australian Coleman, Inc.	Kansas
Bafiges S.A.S.	France
Bernardin Ltd. (2)	Canada
Bicycle Holding, Inc.	Delaware
BRK Brands Europe Limited	United Kingdom
BRK Brands, Inc.	Delaware
Calzaturificio Dal Bello S.r.l.	Italy
Camping Gaz CS S.R.O.	Czech Republic
Camping Gaz (Deutschland) GmbH	Germany
Camping Gaz Italia S.r.l.	Italy
Camping Gaz (Suisse) SA	Switzerland
Canadian Playing Card Company, Limited	Canada
Cavoma LP	Cayman Island
Cavoma Ltd.	Cayman Island
CC Outlet, Inc. (3)	Delaware
Chiltern Thermoforming Limited	United Kingdom
Coleman Benelux B.V.	Netherlands
Coleman Brands Pty Limited	Australia
Coleman (Deutschland) GmbH	Germany
Coleman EMEA GmbH	Germany
Coleman Hong Kong Limited	Hong Kong
Coleman International Holdings, LLC	Delaware
Coleman Japan Co., Ltd.	Japan
Coleman Korea Co., Ltd.	Korea
Coleman UK Limited	United Kingdom
Coleman Worldwide Corporation	Delaware
Deltaform Limited	United Kingdom
Desarrollo Industrial Fitec, S. de R.L. de C.V.	Mexico
Detector Technology Limited	Hong Kong
Dongguan HuiXun Electrical Products Co., Ltd.	China
Dongguan Raider Motor Co., Ltd.	China
Eco-Products, Inc.	Colorado
Electrónica BRK de Mexico, S.A. de C.V.	Mexico
Emozione S.p.A.	Italy
Envirocooler, LLC	Delaware
Esteem Industries Limited Facel SAS	Hong Kong France
First Alert, Inc.	Delaware
First Alert (Canada) Inc.	Canada
Grifone OOD	Bulgaria

Company	State or Jurisdiction of Incorporation/Organization

Guangzhou Jarden Technical Center	China
Hardy Advanced Composites Limited	United Kingdom
Hardy & Greys GmbH	Germany
Hardy & Greys Limited	United Kingdom
Hearthmark, LLC (2)	Delaware
Holfeld Plastics Company	Ireland
Holmes Motor Corporation	Delaware
Holmes Products (Europe) Limited	United Kingdom
Holmes Products (Far East) Limited	Bahamas
International Playing Card Company Limited	Canada
Jarden Acquisition ETVE, S.L.	Spain
Jarden Acquisition I, LLC	Delaware
Jarden Consumer Solutions (Asia) Limited	Hong Kong
Jarden Consumer Solutions (Europe) Limited	United Kingdom
Jarden Consumer Solutions Japan LLC	Japan
Jarden Consumer Solutions of India Private Limited	India
Jarden Consumer Solutions Trading (Shanghai) Ltd.	China
Jarden del Peru, S.A.C.	Peru
Jarden Lux II S.à r.l.	Luxembourg
Jarden Lux Finco S.à r.l.	Luxembourg
Jarden Lux Holdings S.à r.l.	Luxembourg
Jarden Plastic Solutions Limited Jarden Receivables, LLC	United Kingdom Delaware
Jarden Rus LLC	Russia
Jarden South Africa Proprietary Limited	South Africa
Jarden Switzerland GmbH	Switzerland
Jarden Zinc Products, LLC	Indiana
JBC Direct, LLC	Delaware
JCS Brasil Eletrodomésticos S.A.	Brazil
Jostens, Inc.	Minnesota
Jostens Canada Ltd.	Canada
K-2 Corporation (4)	Indiana
K2 Corporation of Canada (5)	Canada
K2 (Hong Kong), Limited	Hong Kong
K2 Deutschland Holding GmbH	Germany
K2 Japan Corporation	Japan
K2 Sports Europe GmbH	Germany
K2 (Switzerland) GmbH	Switzerland
Kai Tai Sports Products Manufacturing (Wei Hai) Co., Ltd.	China
Kansas Acquisition Corp.	Delaware
L.A. Services, Inc.	Delaware
La Sapienza OOD	Bulgaria
Laser Acquisition Corp.	Delaware
Lehigh Consumer Products LLC (6)	Delaware
Lifoam Holdings, LLC	Delaware
Lifoam Industries, LLC	Delaware
Lifoam Packaging Solutions, LLC	Delaware
Lillo do Brasil Indústria e Comércio de Produtos Infantis Ltda.	Brazil
Loew-Cornell, LLC	Delaware
Madshus A.S.	Norway
Mao Ming Passion Sports Company Limited	China
Mapa Babycare Company Limited	Hong Kong
Mapa Babycare (Taiwan) Company Limited	Taiwan
Mapa Gloves SDN BHD	Malaysia
Mapa GmbH	Germany
Mapa S.A.S.	France
Mapa Spontex CE s.r.o.	Czech Republic

Company	State or Jurisdiction of Incorporation/Organization

Mapa Spontex Iberica SAU	Spain
Mapa Spontex Italia S.p.A.	Italy
Mapa Spontex Polska sp. z o.o.	Poland
Mapa Spontex, S.A. de C.V.	Mexico
Mapa Spontex Trading SDN BHD	Malaysia
Mapa Spontex Trading (Shanghai) Company Limited	China
Mapa Spontex UK Limited	United Kingdom
MAPA USA LLC	Delaware
Mapa Virulana S.A.I.C.	Argentina
Marker CZ s.r.o.	Czech Republic
Marker Dalbello Völklski Sports GmbH	Germany
Marker Dalbello Völkl Austria GmbH	Austria
MARKER Deutschland GmbH	Germany
Marker Völkl (International) GmbH	Switzerland
Marker Völkl (International) Sales GmbH	Germany
Marker Volkl S.r.l.	Italy
Marker Volkl France S.A.S.	France
Marker Volkl Japan Co. Ltd.	Japan
Marker Volkl USA, Inc.(7)	New Hampshire
Marmot Mountain, LLC (8)	Delaware
Marmot Mountain Canada Ltd.	Canada
Marmot Mountain Europe GmbH	Germany
Marmot Mountain UK Limited	United Kingdom
Miken Sports, LLC	Delaware
Millefiori S.r.l.	Italy
Mucambo SA	Brazil
Naipes Heraclio Fournier, S.A.	Spain
Nimex Saltillo S.A. de C.V.	Mexico
Nippon Coleman, Inc.	Kansas
NUK USA LLC	Delaware
Oster de Argentina S.A.	Argentina
Oster de Chile Comercializadora Limitada	Chile
Oster de Colombia Ltda.	Colombia
Oster de Venezuela, S.A.	Venezuela
Oster del Peru S.A.C.	Peru
Oster Electrodomesticos Iberica, S.L.	Spain
Oster GmbH	Germany
Oster of Canada ULC	Canada
OTG-Cani Denmark A/S	Denmark
Outdoor Sports Gear. Inc.	Delaware
Outdoor Technologies (Canada) Inc. (9)	Canada
Outdoor Technologies Corporation	Iowa
Outdoor Technologies Group Sweden AB	Sweden
Par-Pak Europe Limited	United Kingdom
Penn Fishing Tackle Mfg. Co.	Pennsylvania
Polarpak Inc.	Canada
Polar Plastic Ltd.	Canada
Pulse Home Products (Holdings) Limited	United Kingdom
Pulse Home Products (Hong Kong) Limited	Hong Kong
Pure Fishing Asia Co., Ltd.	Taiwan
Pure Fishing Deutschland GmbH	Germany
Pure Fishing Europe S.A.S.	France
Pure Fishing (Guangzhou) Trading Co., Ltd.	China
Pure Fishing (Hong Kong) Co. Limited	Hong Kong
Pure Fishing, Inc. (10)	Iowa
Pure Fishing Finland Oy	Finland
Pure Fishing Japan Co., Ltd.	Japan
Pure Fishing Korea Co., Ltd.	Korea

Company	State or Jurisdiction of Incorporation/Organization

Pure Fishing Malaysia Sdn. Bhd.	Malaysia
Pure Fishing Netherlands B.V.	Netherlands
Pure Fishing Norway A/S	Norway
Pure Fishing (NZ) Limited	New Zealand
Pure Fishing (Thailand) Co., Ltd.	Thailand
Pure Fishing (UK) Ltd.	United Kingdom
QMC Buyer Corp.	Delaware
Quickie De Mexico, S. de R.L. de C.V.	Mexico
Quickie Holdings, Inc.	Delaware
Quickie Manufacturing Corporation	New Jersey
Quoin, LLC	Delaware
Raider Motor Corporation	Bahamas
Rawlings de Costa Rica, S.A.	Costa Rica
Rawlings Japan LLC	Japan
Rawlings Sporting Goods Canada Inc.	Canada
Rawlings Sporting Goods Company, Inc. (11)	Delaware
Rexair Bulgaria EOOD	Bulgaria
Rexair Holdings, Inc.	Delaware
Rexair LLC	Delaware
Rival de Mexico, S.A. de C.V.	Mexico
Sea Striker, LLC	Delaware
SI II, Inc.	Florida
Servicios Sunbeam-Coleman de Mexico, S.A. de C.V.	Mexico
Shakespeare Company, LLC (12)	Delaware
Shakespeare Conductive Fibers, LLC	Delaware
Shakespeare Europe B.V.	Netherlands
Shakespeare (Hong Kong) Limited	Hong Kong
Shakespeare International Limited	United Kingdom
Shakespeare Monofilament UK Limited	United Kingdom
Shanghai Spontex Trading Company Limited	China
Shenzhen CICAM Manufacturing Co. Limited	China
Sitca Corporation	Washington
Sobral Invicta da Amazônia Indústria de Plásticos Ltda.	Brazil
Sobral Invicta S.A.	Brazil
Söke Handels GmbH	Austria
Söke Hungaria Kft	Hungary
Spontex S.A.S.	France
Sunbeam Americas Holdings, LLC	Delaware
Sunbeam Corporation (Canada) Limited (13)	Canada
Sunbeam del Peru, S.A.	Peru
Sunbeam Holdings, S.A. de C.V.	Mexico
Sunbeam International (Asia) Limited	Hong Kong
Sunbeam Mexicana, S.A. de C.V.	Mexico
Sunbeam-Oster de Acuña, S.A. de C.V.	Mexico
Sunbeam-Oster de Matamoros, S.A. de C.V.	Mexico
Sunbeam Products, Inc. (14)	Delaware
SunCan Holding Limited	Canada
The Coleman Company, Inc. (15)	Delaware
The United States Playing Card Company	Delaware
The United States Playing Card (Macau) Company Limited	Macau
The Wallingford Insurance Company Limited	Bermuda
The Yankee Candle Company, Inc.	Massachusetts
USPC Holding, Inc.	Delaware
USPC Mexico, S.A. de C.V.	Mexico
Vine Mill Limited	United Kingdom
Virumetal SA	Uruguay
Visant Corporation	Delaware
Visant Holding Corp.	Delaware

Company	State or Jurisdiction of Incorporation/Organization

Visant Secondary Holdings Corp.	Delaware
viskovita GmbH	Germany
Viva (Consumer Products) Limited	United Kingdom
Völkl GmbH	Germany
Völkl Sports GmbH & Co. KG	Germany
Waddington Europe Limited	United Kingdom
Waddington Group, Inc.	Delaware
Waddington North America, Inc. (16)	Massachusetts
WNA American Plastic Industries, Inc. (17)	Delaware
WNA Comet West, Inc. (18)	California
WNA Cups Illustrated, Inc. (19)	Texas
WNA Holdings, Inc.	Delaware
Yankee Candle Canada Inc.	Canada
Yankee Candle Company (Europe) Limited	United Kingdom
Yankee Candle Deutschland GmbH	Germany
Yankee Candle Investments LLC	Delaware
Yankee Candle Italy S.R.L.	Italy
Yankee Candle s.r.o.	Czech Republic

(1)	(DBA) Jarden Plastic Solutions
(2)	(DBA/Business Name) Jarden Home Brands
(3)	(Assumed Name) Coleman Factory Outlet
(4)	(Assumed Names) 5150, Adio Footwear, Atlas Snow-Shoe Company, Line Traveling Circus, K2 Sports, Morrow, Planet Earth Clothing, Ride Snowboard Company, Tubbs Snowshoes and Zoot Sports
(5)	(Business Names) Atlas Snowshoes, K2-Skates, K2-Ski, K2-Snowboards, Ride Snowboards and Tubbs Snowshoes
(6)	(DBAs) Leslie-Locke and The Lehigh Group
(7)	(DBA) Volkl Snowboards and Marker Dalbello Volkl
(8)	(DBAs) ExOfficio, Ex Officio, Marker and Marker Ltd.
(9)	(Business Name) Pure Fishing Canada
(10)	(Assumed Names) Fenwick Golf, Fisherman’s Factory Outlet and Outdoor Technologies Group
(11)	(DBAs) The Licensed Products Company, Jarden Sports Licensing, Jarden Team Sports, J. deBeer & Son and Uniform Select
(12)	(Assumed Name) Jarden Applied Materials
(13)	(Business Names) Canadian Coleman, Canadian Coleman Company, Coleman, Jarden Consumer Solutions, Rival, Rival of Canada, Sevylor, Sevylor Canada, Stearns, Stearns Canada, Sunbeam, Sunbeam Canada, The Holmes Group
(14)	(DBA) Jarden Consumer Solutions, Beehive Products
(15)	(DBA) AeroBed Products
(16)	(DBA) WNA Chelmsford
(17)	(DBA) WNA Chattanooga
(18)	(DBA) WNA City of Industry
(19)	(DBA) WNA Lancaster and Waddington North America